Intermec, Inc. 6001 36PthP Avenue West Everett, WA 98203-1264 TUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Kevin McCarty                                                                                          Kellen Davison
Investor Relations                                                                                     Public Relations
425-265-2472                                                                                        425-265-2172
Kevin.mccarty@intermec.com                                                                  kellen.davison@intermec.com

INTERMEC TO ACQUIRE VOCOLLECT, RAISES Q4’10 GUIDANCE

▪	Vocollect is the global leader in voice-centric solutions in warehouse applications
▪	Transaction to expand Intermec product and application breadth in warehouse and mobility solutions
▪	Establishes entry into fast growing voice solutions in industrial applications with expanded channel partnerships and software-centric solutions business
▪	All cash transaction is expected to be accretive to Intermec earnings on a GAAP basis

EVERETT, WA – January 18, 2011 – Intermec, Inc. (NYSE: IN) today announced the Company has entered into a definitive agreement under which Intermec will acquire Vocollect, Inc., the industry-leading provider of voice-centric solutions for mobile workers worldwide. Vocollect is privately held by Riverside Partners, a Boston-based private equity firm and private investors. Both companies’ Boards of Directors have unanimously approved the $190 million all-cash offer.

With over 1,500 customers and 300,000 users globally, Vocollect will broaden Intermec’s applications and solution offerings in the warehouse workflow and help to establish a leading position in software-oriented solutions.  The acquisition will also extend Vocollect’s voice solutions into the rapidly growing markets served by Intermec and its channel partners.

“This acquisition is a major step for Intermec in building a software-centric solutions business in the warehouse, the largest AIDC deployment environment,” said Patrick Byrne, Intermec’s president and chief executive officer. “For many years, Vocollect has built the premier set of voice-centric warehouse solutions and has achieved a strong global market leading position. The adoption of voice in the warehouse is developing rapidly and we expect this technology to provide significant long-term growth opportunities for Intermec. When combined with Intermec’s industry leading products and customer relationships, the acquisition will establish Intermec as a clear market leader in warehouse solutions and give us the talent and technology base for creating unique new market focused solutions in the AIDC industry.”

“We are excited about the combination with Intermec”, said Joe Pajer, Vocollect’s president and chief executive officer, “Working together, we believe we can accelerate the adoption of voice centric solutions on a global basis and create new innovative warehouse solutions capabilities for our customers and partners.”

Upon completion of the transaction, Joe Pajer will lead the Intermec Voice Solutions business and report to Patrick Byrne, Intermec’s president and chief executive officer.

KEY FINANCIAL HIGHLIGHTS

Intermec expects that its combination with Vocollect will accelerate the Company’s revenue growth above current market growth rate projections.  Based on Vocollect’s unaudited financial statements for fiscal 2010:

▪	We expect Vocollect’s 2010 revenues will approximate $120 million.

▪	The Vocollect business is expected to deliver double digit future revenue growth.

▪	In fiscal year 2011, upon completion, the transaction is expected to generate annual revenue synergies of approximately $10 million and is expected to be accretive to Intermec’s earnings per share.

TERMS OF AGREEMENT
Under the agreement, Vocollect will be merged with a wholly-owned subsidiary of Intermec.  Vocollect stockholders will receive an aggregate cash purchase price of $190 million, subject to adjustment following closing.  Completion of the transaction, which is expected to close in the first quarter of calendar year 2011, is subject to expiration or termination of the applicable Hart-Scott-Rodino waiting periods, and other regulatory and customary conditions as provided in the merger agreement.

Goldman Sachs acted as exclusive financial advisor to Intermec, Inc., in connection with this transaction.

Q4’10 FINANCIAL GUIDANCE REVISION

Revenue for Intermec’s fourth quarter of 2010 is expected to be in the range of $196 million to $199 million, compared to our previously stated guidance of $180 million to $190 million. Diluted earnings per share is expected to be in the range of $0.10 to $0.12 per diluted share, compared to our previously stated guidance range of $0.04 to $0.09 per diluted share.

Q4’10 FINANCIAL FULL RESULTS CONFERENCE CALL

Intermec will release its fourth quarter fiscal year 2010 financial results and hold a conference call on February 3, 2011 to review company performance and provide guidance for the first quarter of 2011.

VOCOLLECT ACQUISITION CONFERENCE CALL INFORMATION

There will be a conference call today, January 18, 2011 to discuss the Vocollect acquisition at 8:30 a.m. ET (5:30 a.m. PT).  The dial-in number for participants is 1-(877)-918-2511 (US) and 1-312-470-0117 (International); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at HTUwww.intermec.com/InvestorRelationsUTH

Replay Numbers:

1-(866) 463-2174
1-203-369-1373
Passcode: (“2385”)

Replay Expiration: February 18, 2011

###
About Vocollect
Vocollect, Inc. is the leader in creating and providing voice-centric solutions for mobile workers in distribution and warehouse environments worldwide.  The speech recognition software and extreme recognition accuracy of in-vocabulary speech helps customers achieve a higher level of business performance through voice.  Every day over 300,000 workers worldwide use Vocollect’s comprehensive voice solutions to distribute more than $3 billion in goods from distribution centers and warehouses to customer locations. A global team of over 2,000 supply chain reseller and channel partner experts supports Vocollect Voice offerings. Vocollect VoiceWorld Suite integrates with all major WMS and ERP systems, including solutions from SAP AG, and supports the industry’s leading mobile computing devices. For more information, visit www.vocollect.com.

Vocollect®, Vocollect Voice® and Vocollect VoiceWorld Suite™ are trademarks of Vocollect, Inc. All rights reserved.

About Intermec

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

(Forward-looking Statements)
Statements made in this release and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include statements about the consummation of the pending acquisition of Vocollect by Intermec, future financial and operating results of the combined company and benefits of the pending acquisition.  Factors that could cause actual results to differ materially from those described herein include: (a) Intermec’s ability to leverage the Vocollect products to enable it to expand its position in the warehouse market; (b) Intermec’s ability to successfully integrate and market the Vocollect products; and (c) both companies’ ability to obtain regulatory approvals.  They also  include, without limitation, statements regarding: our cost reduction plans; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter of 2010, the full-year of 2010 or any current or future period.  These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

In addition to the specific risks identified in the preceding paragraph, acquisitions involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the acquisition and the integration of acquired products, technologies and employees into Intermec’s business and product offerings. Achieving the anticipated benefits of the pending acquisition will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.